UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 27, 2003

La Jolla Pharmaceutical Company

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24274	33-0361285

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6455 Nancy Ridge Drive, San Diego, California		92121

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 452-6600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

     On October 27, 2003, the Company issued a press release announcing that Matthew Linnik, Ph.D., the Company’s Chief Scientific Officer and Executive Vice President of Research, and several of the Company’s principal investigators, reviewed previously released data from several of the Company’s clinical trials of Riquent™ and data regarding LJP 1082 at the American College of Rheumatology 67th Annual Scientific Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits. The following exhibits are filed with this report on Form 8-K:

Exhibit
Number	Description of Exhibit

99.1	Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA JOLLA PHARMACEUTICAL COMPANY
Date: October 27, 2003	By:	/s/ Gail A. Sloan

Gail A. Sloan Senior Director of Finance and Controller

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Press Release